EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Oglethorpe Power Corporation:

(1)         Registration Statement (Form S-3 No. 333-167135)

(2)         Registration Statement (Form S-3 No. 333-171342)

of our report dated March 20, 2012, with respect to the consolidated financial statements of Oglethorpe Power Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 20, 2012